Exhibit 23.1

                           BIERWOLF, NILSON & ASSOCIATES
                           CERTIFIED PUBLIC ACCOUNTANTS
A Partnership of              1453 SOUTH MAJOR STREET     Nephi J. Bierwolf, CPA
Professional Corporations    SALT LAKE CITY, UTAH 84115         Troy Nilson, CPA
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                    Consent of Bierwolf, Nilson & Associates
                              Independent Auditors


We have issued our report dated January 31, 2003, on the financial statements of Tillman International, Inc., for the year ended December 31, 2002 and 2001, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.



/S/ Bierwolf, Nilson & Associates
Bierwolf, Nilson & Associates
Salt Lake City, Utah
February 5, 2004


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           MEMBERS OF AMERICAN INSTITUTE OF CPAS, SEC PRACTICE SECTION
                          AND UTAH ASSOCIATION OF CPAS